SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                             May 16, 2010

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794

(Commission File Number)	(IRS Employer Identification No.)

156 Court Street Suite #7, Geneseo, New York	14454

(Address of Principal Executive Offices)	(Zip Code)

(585) 243-4040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On May 16, 2010, WindTamer Corporation (the "Company") notified Gerald E. Brock, its Chairman, acting Chief Financial Officer, and Vice President of Research and Development that his employment and Employment Agreement with the Company dated July 14, 2009, as amended, will be terminated for good cause effective June 15, 2010.  The Company's Board of Directors approved and ratified the termination on May 17, 2010.  Mr. Brock will continue as a director of the Company.

(c)   On May 17, 2010, the Company appointed Molly Hedges, age 54, as acting Chief Financial Officer and principal financial officer.  Ms. Hedges has served as the Company's Vice President of Finance and Controller since March 1, 2010, and as its principal accounting officer since April 15,2010.  She will continue in those positions and continue to report to the Company's Chief Executive Officer.  In connection with this appointment the Company's Board of Directors approved an amendment to her Employment Agreement dated effective as of March 1, 2010, to increase her annual salary from $140,000 to $152,000 effective immediately.

Before being hired by the Company, Ms. Hedges had been previously employed as Vice President of Finance and Controller and Director of Finance and Vice President - Supply Chain at Ultralife Corporation (formerly known as Ultralife Batteries Inc., "Ultralife").  Ms. Hedges joined Ultralife in 2000. Ms. Hedges has a B.S. in Accounting from Ithaca College.

As previously reported by the Company in its Current Report on Form 8-K filed April 27, 2010, which report is incorporated herein by reference, on April 26, 2010, the Company issued Ms. Hedges warrants to purchase 1,150,000 shares of the Company's common stock at an exercise price of $.25 per share.  The warrants were issued in connection with her, and other officers and shareholders providing limited guaranties to secure borrowings under the Company's new $1,000,000 working capital revolving line of credit.

There is no arrangement or understanding between Ms. Hedges and any other person, pursuant to which Ms. Hedges is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Ms. Hedges and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described above, Ms. Hedges is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

(e)   As described above under Item 5.02(b), which disclosure is incorporated herein by reference, on May 16, 2010, the Company notified Mr. Brock that his Employment Agreement with the Company was being terminated.  As described above under Item 5.02(c) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on May 17, 2010, the Company entered into an amendment to the Employment Agreement with Molly Hedges dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: May 18, 2010	By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer